As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-[___]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-3547281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 102 Old Greenwich, CT	06870
(Address of Principal Executive Offices)	(Zip Code)

HUDSON GLOBAL, INC. 2009 INCENTIVE STOCK AND AWARDS PLAN

(Full title of the plan)

Matthew Diamond

Chief Financial Officer

Hudson Global, Inc.

53 Forest Avenue, Suite 102

Old Greenwich, CT 06870

(475) 988-2068

(Name, address and telephone number of agent for service)

Copy to:

Adam Finerman

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111

(212) 589-4233

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Hudson Global, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to (i) the registration of an additional 400,000 shares of common stock, par value $0.001 per share (the “Common Stock”) issuable under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated (the “Plan”); and (ii) the registration of 175,000 new shares of 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Preferred Stock”), which represent the number of shares of Preferred Stock available for issuance under the Plan.

The additional shares of Common Stock to be registered on this Registration Statement are of the same class as securities covered by the previously-filed registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on May  20, 2022 (Registration No. 333-265122) and August  5, 2016 (Registration No. 333-212941).

This Registration Statement incorporates the contents of the Company’s previous registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on May  20, 2022 (Registration No. 333-265122), August  5, 2016 (Registration No. 333-212941), August  1, 2012 (Registration Statement No. 333-182973), and August  7, 2009 (Registration No. 333-161171), to the extent not superseded hereby.

Pursuant to the Agreement and Plan of Merger, dated May 21, 2025 (the “Merger Agreement”), by and among the Company, HSON Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Hudson (“Merger Sub”), and Star Equity Holdings, Inc., a Delaware corporation (“Star”), Merger Sub merged with and into Star, with Star continuing as the surviving corporation of the merger (the “Merger”), and a wholly owned subsidiary of the Company, on August 21, 2025 (the “Closing Date”).

In accordance with the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each outstanding restricted stock units issued by Star (“Star RSUs”) originally granted under Star’s 2011 Stock Incentive Plan (the “2011 Plan”), 2018 Incentive Plan (the “2018 Plan”), and the 2022 Inducement Stock Incentive Plan (the “2022 Plan”) will be assumed by the Registrant and converted into, and become, a restricted stock unit of the Registrant, which shall entitle the holder thereof to receive shares of Common Stock once such restricted stock units are fully vested, as applicable, with the same terms and conditions as were applicable to such Star RSUs immediately prior to the Effective Time.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents constituting Part I of this Registration Statement will be sent or given to participants in the Hudson Global, Inc. Amended and Restated 2009 Incentive Stock and Awards Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting:

Hudson Global, Inc.

53 Forest Avenue, Suite 102

Old Greenwich, CT 06870

(475) 988-2068

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (“SEC”):

(a)	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

(b)	Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 8, 2025, respectively;

(c)	Current Reports on Form 8-K, which were filed with the SEC on January 29, 2025, May 22, 2025, and July 22, 2025;

(d)	The description of the Registrant’s Registered Securities in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

(e)

The description of the Registrant’s 10.0% Series A Cumulative Perpetual Preferred Stock incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38704) filed with the Commission on August 21, 2025, including any amendment and report subsequently filed for the purpose of updating that description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Description of the Common Stock

Authorized Capital Stock

The Company is authorized to issue 20,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per shar, 8,000,000 shares of which have been designed as 10% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) pursuant to the Certificate of Designations, a form of which is included herein as Exhibit 4.6. The Company’s Board of Directors (the “Board”) is authorized to provide for the issuance of shares of preferred stock in one or more series and to fix for each such series such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as determined by the Board.

Voting Rights and Liquidation Rights

Each share of Common Stock is entitled to one vote on all matters. No holder of Common Stock has preemptive or other rights to subscribe for additional shares of Common Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Common Stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

Dividends

Each share of Common Stock is entitled to dividends if, as and when dividends are declared by the Board and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our Common Stock. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

Description of the Series A Preferred Stock

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Hudson, will rank (i) senior to the common stock of Hudson, $0.001 par value per share, of Hudson (the “Common Stock”) and to all other equity securities issued by Hudson the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Hudson; (ii) on a parity with all equity securities issued by Hudson the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Hudson (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by Hudson the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Hudson and to all existing and future indebtedness of Hudson. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by Hudson, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in Hudson’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Hudson, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of Hudson legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of Hudson that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of Hudson legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of Hudson (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of Hudson) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of Hudson.

The full terms are set forth in the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock, which is filed as Exhibit 4.6 to this Registration Statement and incorporated herein by reference.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being registered will be passed upon by BakerHostetler LLP, counsel to the Company. No such counsel or expert has any substantial interest in the Registrant or any of its subsidiaries.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director. This provision does not affect a director’s liability under the federal securities laws. We maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s amended and restated by-laws (“By-laws”) provide that the Registrant must indemnify and advance expenses to its directors and officers to the full extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Registrant’s board of directors pursuant to the applicable procedure outlined in the Registrant’s By-laws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant currently maintains and expects to continue to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to itself with respect to indemnification payments that it may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 15, 2025).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018).

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2019).

4.4	Amended and Restated By-laws of Hudson Global, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 15, 2015).

4.5	Description of Registrant’s Registered Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

4.6	Form of Certificate of Designations, Rights and Preferences of Hudson Global, Inc.’s 10.0% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.2 to Hudson Global, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 3, 2025).

4.7	Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to Hudson Global, Inc.’s Current Report on Form 8-K dated May 20, 2022 (File No. 001-38704)).

4.8	Form of Hudson Global, Inc. 2009 Incentive Stock and Awards Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to Hudson Global, Inc.’s Quarterly Report on Form 10-Q dated April 28, 2016).

4.9	Amendment to the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan (incorporated by reference to Annex D to Hudson Global, Inc.’s Registration Statement on Form S-4 filed with the SEC on July 3, 2025).

5.1	Opinion of BakerHostetler LLP.

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm of Hudson Global, Inc.

23.2	Consent of BakerHostetler LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages and incorporated herein by reference).

107	Filing Fee Table.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Old Greenwich, State of Connecticut, on August 21, 2025.

HUDSON GLOBAL, INC.

By:	/s/ JEFFREY E. EBERWEIN
Name:	Jeffrey E. Eberwein
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey E. Eberwein and Matthew K. Diamond, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Hudson Global, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY E. EBERWEIN Jeffrey E. Eberwein	Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2025

/s/ MATTHEW K. DIAMOND Matthew K. Diamond	Chief Financial Officer (Principal Financial Officer)	August 21, 2025

/s/ MIMI DRAKE Mimi Drake	Board Chair	August 21, 2025

/s/ ROBERT G. PEARSE Robert G. Pearse	Director	August 21, 2025

/s/ CONNIA NELSON Connia Nelson	Director	August 21, 2025